UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2009

APPLIED SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3560 Dunhill Street
San Diego, California  92101

(Address of principal executive offices, including zip code)

(858) 909-4080
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Secured Loan Financing

Applied Solar, Inc. (the “Company” or “we”), in its most recent quarterly report for the period ended February 28, 2009, reported that it had a working capital deficit of $8 million, and that it would need to raise additional funds through financing transactions in order to continue to support it operations beyond May 31, 2009.

On May 12, 2009, the Company issued a current report on Form 8-K announcing the resignation of certain of its directors, and reporting that the Company's primary investor, The Quercus Trust, has advised the Company that it is unwilling to fund the Company's operations at its current expense level.  Since that time, the Company has continued its efforts to identify potential financing sources.

On May 18, 2009, the Company entered into a definitive loan and security agreement (the “Loan Agreement”) with The Quercus Trust, pursuant to which we delivered a secured promissory note (the “Note”) in the original principal amount of $698,000 (the Loan Agreement and the Note are collectively referred to as the “Loan Documents”) and received loan proceeds of $698,000.  All principal and accrued and unpaid interest under the Note is due and payable on June 15, 2009 and no interest or principal payments are due prior to such time.  The Note bears interest at a rate equal to 10% per annum.

The Note is secured by a security interest in all of the Company’s assets (the “Collateral”).  If any event of default occurs under the Loan Documents, Quercus may: (1) require the Company to immediately repay the Loan in full, (2) foreclose on the Collateral, and (3) assert all other rights and remedies of a lender under applicable law.  The Loan Agreement contains representations and covenants customary for a secured loan transaction.

As a condition of the financing, the Loan Agreement requires that the Company file for reorganization and protection from creditors pursuant to Title 11 of the U.S. Bankruptcy Code within thirty (30) days following May 18, 2009.  The Company is currently engaged in discussions with potential financing sources, including The Quercus Trust, concerning the extension of debtor-in-possession or “DIP” financing to support the Company’s operations during its reorganization.  At the present time, no binding commitment to provide such DIP financing by The Quercus Trust or any other party has been received and there can be no guarantee that the Company will obtain such financing.

The foregoing descriptions of the terms of the Loan Agreement and the Note are qualified in their entirety to the actual terms of such agreements, which are attached to this report as exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in item 1.01 under the heading “Secured Loan Financing” is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1 10.2 99.1
Loan and Security Agreement dated May 18, 2009 by and between the registrant and The Quercus Trust.
Secured Promissory Note dated May 18, 2009, made by the registrant in favor of The Quercus Trust.
Press Release dated May 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED SOLAR, INC.

By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle General Counsel

Date:  May 22, 2009